UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

Gelesis Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39362	84-4730610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Boylston Street Suite 6102
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617)456-4718

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported, on June 12, 2023, Gelesis Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PureTech Health LLC, a Delaware limited liability company (the “Parent”) and Caviar Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (the “Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, the Company would merge with and into the Merger Sub (the “Merger”) with the Merger Sub surviving the Merger as a wholly-owned subsidiary of the Parent (the “Surviving Company”).

On October 12, 2023, without consummating the Merger, the Parent delivered to the Company a written notice of termination, terminating the Merger Agreement pursuant to the terms thereof. As a result of the termination of the Merger Agreement, the Voting and Support Agreement, dated as of June 12, 2023, by and between the Company and the Parent, was terminated in accordance with its terms. Capitalized terms used but not defined in the Current Report on Form 8-K have the meanings ascribed to such terms in the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “will,” “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations, estimates and projections about the industry and markets in which the Company operates and the Company’s beliefs and assumptions as to the timing and outcome of future events, including the termination of the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks and uncertainties which are, in many instances, difficult to predict and beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the risk that termination of the merger agreement may adversely affect the Company’s business, the price of the Company’s common stock, and the Company’s ability to pursue alternative transactions, and the risk that the Company will be unable to address its near-term liabilities and financial obligations; (ii) potential legal proceedings that may be instituted against the Company related to the termination of the transaction with Parent; (iii) potential adverse reactions or changes to the Company’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the termination of the transaction with Parent, including but not limited to such changes that could affect the Company’s financial performance; (iv) continued availability of capital and financing to the Company; (v) changes in applicable laws or regulations; (vi) the impact of changes in interest rates and political instability; and (vii) other risks and uncertainties described in the Company’s Annual Report on Form 10-K, filed with the SEC on March 28, 2023. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gelesis Holdings, Inc.

Date:	October 16, 2023	By:	/s/ Yishai Zohar
Yishai Zohar Chief Executive Officer